November 27, 2012

Trans World Entertainment Corporation, as Lead Borrower
38 Corporate Circle
Albany, New York 12203

Re:	Specified Real Estate Sale and Specified Restricted Payment (each as defined below) – Trans World Entertainment Corporation, et al

Ladies and Gentlemen:

          Reference is made to that certain Amended and Restated Credit Agreement, dated as of April 15, 2010 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”), by, among others, Trans World Entertainment Corporation, Record Town, Inc. (“Record Town”), Record Town USA, LLC, Trans World New York, LLC, Trans World Florida, LLC, Movies Plus, Inc. and Record Town Utah, LLC (each such Person, individually a “Borrower” and collectively the “Borrowers”), Media Logic, USA, LLC, (individually a “Facility Guarantor” and collectively with any other Person now or hereafter party thereto as a Facility Guarantor, the “Facility Guarantors”) (the Borrowers and the Facility Guarantors are hereinafter referred to as the “Loan Parties”), the Lenders party thereto from time to time, and Wells Fargo Bank, National Association (as successor to Bank of America, N.A.), as Administrative Agent and Collateral Agent (in such capacities, the “Agent”), Swingline Lender and Issuing Bank. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

          The Lead Borrower has advised the Administrative Agent that (i) Record Town desires to sell the South Beach Real Estate to 501 Collins Owner, LLC for consideration equal to $30,000,000 in cash (the “Specified Real Estate Sale”), and (ii) the Lead Borrower desires to make a Restricted Payment to its shareholders in the amount of $15,000,000 (the “Specified Restricted Payment”), utilizing $5,000,000 consisting of cash on hand and $10,000,000 constituting proceeds of the Specified Real Estate Sale. Section 6.05(k) of the Credit Agreement permits the sale of the South Beach Real Estate so long as, among other things, all Cash Receipts received by the Loan Parties as consideration therefor are transferred to the Concentration Account in accordance with Section 2.21(c) of the Credit Agreement. Section 6.06(a) of the Credit Agreement prohibits the making of Restricted Payments except to the extent constituting Permitted Dividends. Absent the consent of the Required Lenders, (i) the Lead Borrower’s use of a portion of the proceeds of the Specified Real Estate Sale to make the Specified Restricted Payment would constitute an Event of Default under Section 7.01(d) as a result of a violation of Section 6.05(k) of the Credit Agreement, and (ii) the making of the Specified Restricted Payment would constitute an Event of Default under Section 7.01(d) as a result of a violation of Section 6.06(a) of the Credit Agreement. Accordingly, the Lead Borrower has requested that the Administrative Agent and the Lenders consent to the making of the Specified Restricted Payment and to the use of $10,000,000 of proceeds of the Specified Real Estate Sale as a portion of the Specified Restricted Payment (the foregoing, collectively, the “Specified Transactions”) notwithstanding the requirements and restrictions set forth in Section 6.05(k) and 6.06(a) of the Credit

Trans World Entertainment Corporation, as Lead Borrower
November 27, 2012

Agreement. The Administrative Agent and the Lenders have agreed to provide such consent, subject to the terms and conditions hereof.

Accordingly, the parties hereto hereby agree as follows:

1.	Consent.

a.

Subject to the terms and conditions of this letter agreement (this “Letter Agreement”), the Administrative Agent and the Lenders hereby consent to the Specified Transactions; provided that such consent shall be rescinded and of no further force and effect if the Specified Transactions have not occurred on or before December 31, 2012. The consent provided herein shall in no way constitute a modification or waiver of any other obligations of the Loan Parties under the Credit Agreement or any other Loan Documents, each of which remains in full force and effect. It is hereby agreed to and understood by the parties that this consent is a one-time consent related to the making of the Specified Restricted Payment made with $10,000,000 in proceeds of the Specified Real Estate Sale only and is not an amendment to the Credit Agreement with respect to any other requirements or restrictions on asset sales, Restricted Payments or applications of proceeds received by the Loan Parties on any other occasion, nor is it a waiver of any Default or Event of Default now existing or hereafter arising under the Credit Agreement.

	b.	Notwithstanding the foregoing, prior to the making of the Specified Restricted Payment, each of the following conditions shall be satisfied:

i.

no Default or Event of Default then exists or would arise as a result of the making of the Specified Restricted Payment other than as a result of a violation of Section 6.06(a) of the Credit Agreement as described above,

ii.

(x) at no time during the six (6) month period ending on the date of the Specified Restricted Payment shall there have been any Borrowings, and (y) after giving effect to the making of the Specified Restricted Payment, as projected on a pro-forma basis for the six (6) month period following the making of such dividend or other distribution, there are no anticipated Borrowings,

iii.

the Specified Restricted Payment shall be made in cash utilizing the Loan Parties’ cash on hand not consisting of Eligible Cash on Hand and not from proceeds of any Borrowings under the Credit Agreement,

iv.

the Administrative Agent shall have received evidence of satisfaction of the conditions contained in clauses (ii) and (iii) above on a basis (including, without limitation, giving due consideration to results for prior periods) reasonably satisfactory to the Administrative Agent,

Trans World Entertainment Corporation, as Lead Borrower
November 27, 2012

v.

the Administrative Agent shall have received duly executed copies of any purchase and sale agreements and settlement statements with respect to the Specified Real Estate Sale, which shall provide that the Loan Parties shall receive consideration of not less than $30,000,000 for the South Beach Real Estate,

vi.

the Borrowers shall have transferred the net cash proceeds received on account of the Specified Real Estate Sale in excess of $10,000,000 to the Concentration Account in accordance with Section 2.21(c) of the Credit Agreement.

c.

The Loan Parties hereby acknowledge that notwithstanding the provisions of Section 6.06(a) to the contrary, during the remainder of the Fiscal Year ending February 2, 2013, the Loan Parties shall not make any Restricted Payments (including, without limitation, any Permitted Dividend described in clause (d) of the definition of such term) other than the Specified Restricted Payment.

2.	Miscellaneous.

	a.	The Loan Parties represent and warrant that, after giving effect to this Letter Agreement, no Default or Event of Default now exists and is continuing.

b.

Except as expressly waived or modified herein, all other terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. This Letter Agreement shall constitute a Loan Document for all purposes.

c.

This Letter Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all contemporaneous or previous agreements and understandings, oral or written, relating to the subject matter hereof.

d.

This Letter Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Letter Agreement by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Letter Agreement.

e.

Any provision of this Letter Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Trans World Entertainment Corporation, as Lead Borrower
November 27, 2012

f.

The Loan Parties represent and warrant that they have consulted with independent legal counsel of their selection in connection with this Letter Agreement and are not relying on any representations or warranties of the Agents or the other Credit Parties or their respective counsel in entering into this Letter Agreement.

g.	This Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of laws principles thereof.

[SIGNATURE PAGES FOLLOW]

Trans World Entertainment Corporation, as Lead Borrower
November 27, 2012

          If the foregoing correctly sets forth our understanding, please indicate your agreement by signing below.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Collateral Agent, and a Lender

By:	/s/ Peter Foley

Name:	Peter Foley

Title:	Authorized Signatory

Trans World Entertainment Corporation, as Lead Borrower
November 27, 2012

The foregoing is acknowledged, agreed and accepted:

TRANS WORLD ENTERTAINMENT CORPORATION, as Lead Borrower and as a Borrower

By:	/s/ Edwin Sapienza

Name:	Edwin Sapienza

Title:	Corporate Secretary

RECORD TOWN, INC., as a Borrower

By:	/s/ Edwin Sapienza

Name:	Edwin Sapienza

Title:	Corporate Secretary

RECORD TOWN USA, LLC, as a Borrower

By:	/s/ Edwin Sapienza

Name:	Edwin Sapienza

Title:	Corporate Secretary

TRANS WORLD NEW YORK, LLC, as a Borrower

By:	/s/ Edwin Sapienza

Name:	Edwin Sapienza

Title:	Corporate Secretary

TRANS WORLD FLORIDA, LLC, as a Borrower

By:	/s/ Edwin Sapienza

Name:	Edwin Sapienza

Title:	Corporate Secretary

Trans World Entertainment Corporation, as Lead Borrower
November 27, 2012

MOVIES PLUS, INC., as a Borrower

By:	/s/ Edwin Sapienza

Name:	Edwin Sapienza

Title:	Corporate Secretary

RECORD TOWN UTAH, LLC, as a Borrower

By:	/s/ Edwin Sapienza

Name:	Edwin Sapienza

Title:	Corporate Secretary

MEDIA LOGIC USA, LLC, as a Facility Guarantor

By:	Record Town, Inc., its sole member

By:	/s/ Edwin Sapienza

Name:	Edwin Sapienza

Title:	Corporate Secretary

Signature Page to Letter Agreement regarding
Specified Real Estate Sale and Specified Restricted Payment